Exhibit 11

                               Galey & Lord, Inc.
                       Statement Regarding Computation of
                               Per Share Earnings


Computation of Average Shares Outstanding (In Thousands):


                                         Three Months Ended                      Twelve Months Ended
                                         ------------------                      -------------------
                                     Sept. 27, 1997    Sept. 28, 1996      Sept. 27, 1997   Sept. 28, 1996
                                     --------------    --------------      --------------   --------------
Average Common Shares
     Outstanding                          11,642           11,600              11,610            11,699

Add Dilutive Options                         458              258                 408               222
                                        --------         --------            --------          --------

Primary Average Shares                    12,100           11,858              12,018            11,921

Incremental Shares Arising
     from Full Dilution
     Assumption                               66               55                 142                39
                                        --------         --------           ---------         ---------

Average Shares Assuming
     Full Dilution                        12,166           11,913              12,160            11,960